UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                             April 29, 2009

ZEVOTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-137210	05-0630427

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Cedar Street Nutley, NJ	07110

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 667-4026

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

Distribution Agreement. On April 29, 2009 we entered into a Distribution Agreement with a German distributor pursuant to which we granted such distributor the exclusive right (subject to minimum sales in the first year) to advertise, market and sell our ionic bulb product in Germany, Austria, Switzerland, Liechtenstein, Czech Republic, Slovakia, Hungary, Romania and Poland (the “Territory”).  Upon satisfactory sales of an initial order (in dealer’s reasonable discretion) of 5,000 units of our ionic bulb product, the distributor agreed to purchase 5,000 units of our ionic bulb product per month during the first year of the contact to maintain exclusive status in the Territory.  We also grated distributor a license to use certain marketing material to advertise and sell the ionic bulb product.  Such distributor also agreed to maintain general and product liability insurance in an amount of at least $1,000,000 and agreed to name us as an additional insured under such policy.  The term of the agreement is for one year and will be automatically renewed for successive 1 year periods if the minimum quantities (5,000/month and 60,000/year) are met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEVOTEK, INC.

(Registrant)
Date: May 5, 2009	By:	/s/ Adam Engel
Adam Engel, President